EXHIBIT 23(b)(2)



                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS



To the Board of Directors of Pfizer Inc.:



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 24, 2000, except for Note 6, as to which the date is February 7, 2000, relating to the financial statements and financial statement schedule, which appear in Warner-Lambert Company's Annual Report on Form 10-K for the year ended December 31, 1999.


                                           /s/ PRICEWATERHOUSECOOPERS LLP
                                           ------------------------------
                                           PricewaterhouseCoopers LLP





Florham Park, New Jersey

June 19, 2000